UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2014 (May 9, 2014)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

(a)      The Company’s Annual Meeting was held on May 9, 2014. The matters voted on and the results of the vote were as follows.

(b)      The Company’s stockholders voted on the matters set forth below.

1.	Nikesh Arora, John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, Joseph Jimenez, Richard J. Kogan, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nikesh Arora	664,933,325	5,385,158	2,491,743	107,685,374
John T. Cahill	663,448,100	6,305,765	3,056,361	107,685,374
Ian Cook	649,281,269	18,859,913	4,669,044	107,685,374
Helene D. Gayle	664,058,377	6,492,950	2,258,899	107,685,374
Ellen M. Hancock	654,703,845	15,036,932	3,069,449	107,685,374
Joseph Jimenez	666,831,274	3,670,041	2,308,911	107,685,374
Richard J. Kogan	653,056,393	16,538,538	3,215,295	107,685,374
Delano E. Lewis	652,790,815	16,677,527	3,341,884	107,685,374
J. Pedro Reinhard	663,031,987	7,429,375	2,348,864	107,685,374
Stephen I. Sadove	660,184,694	10,248,815	2,376,717	107,685,374

2.	The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
770,901,727	6,974,260	2,619,613	0

3.	An advisory vote on the Company’s executive compensation was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
645,758,142	22,719,611	4,332,473	107,685,374

4.	A stockholder proposal regarding an executive stock retention requirement was not approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
183,465,540	480,436,498	8,908,188	107,685,374

For information regarding the vote required for the approval of the matters voted on at the Annual Meeting, please see the Company’s 2014 Proxy Statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 14, 2014	By:	/s/ Andrew D. Hendry
	Name:	Andrew D. Hendry
	Title:	Chief Legal Officer and Secretary

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